Exhibit 99.1

Investor and
Media Inquiries:
Jaime Vasquez
(610) 208-2165
jvasquez@cartech.com

Carpenter Technology to Sell Ceramics Businesses
To UK-based Morgan Crucible

Wyomissing, PA (December 21, 2007) – Carpenter Technology Corporation (NYSE:CRS) today announced it has agreed to sell its ceramic operations to The Morgan Crucible Company plc (“Morgan Crucible”) (LSE:MGCR), a UK-based advanced materials company.

The sale of Certech and Carpenter Advanced Ceramics reflects Carpenter’s strategic decision to focus on global markets for high performing specialty alloy products.

“As part of our continued efforts to further strengthen and grow our nickel-based alloy and titanium businesses, we are divesting of these non-core businesses,” said Anne Stevens, chairman, president and chief executive officer.  “Although our ceramics businesses are strong, they are not a priority for long-term growth at Carpenter, and add complexity to our operations. We believe Morgan Crucible represents the best strategic fit for these businesses, which should continue to prosper under their ownership.”

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Mark Robertshaw, Chief Executive Officer of Morgan Crucible said, ”Today’s acquisitions are in-line with our strategic priority of focusing on higher growth, higher margin, less economically-cyclical markets. They also enhance our high value-added offering to customers and reinforce the standing of our Technical Ceramics division as a global market leader in its chosen fields”.

The transaction is subject to certain government approvals and other contingencies, and is expected to be completed early in 2008.  Pre-tax proceeds from the sale  will be approximately $147 million.   The ceramics operations represent about 5% of Carpenter’s total revenues with combined annual sales of $91 million and operating income of approximately $15 million in fiscal 2007.

                Certech produces complex injection molded ceramic components used in investment casting of turbine engine blades and vanes for aircraft and power generation applications. It employs 766 workers at seven locations in the U.S., U.K. and Mexico. Carpenter Advanced Ceramics, with 145 employees in the U.S. and Australia, produces technical ceramics, industrial ceramics and high purity alumina and zirconia structural ceramic components for a variety of applications and industries.

About Carpenter Technology

Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Detailed information about Carpenter Technology can be accessed at our website: www.cartech.com.

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About Morgan Crucible

Morgan Crucible is a global specialist materials engineering company that designs, manufactures and distributes fundamental components of many of the modern world’s most sophisticated products. Morgan Crucible has manufacturing locations in over 30 countries, has approximately 9,500 employees and is listed on the London Stock Exchange. Further information about Morgan Crucible can be accessed on: www.morgancrucible.com.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied.  The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2006, its subsequent Form 10-Q, and the exhibits attached to those filings.  They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy including power generation, or other influences on Carpenter’s business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors;  4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages;  9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 10) the ability to successfully acquire and integrate acquisitions; and 11) the ability of Carpenter to implement and manage material capital expansion projects in a timely and efficient manner.  Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations.  The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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